SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement             ( )  Confidential, for
                                                  Use of the Commission
                                                  Only (as permitted
                                                  by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Under Rule 14a-12

                         HORIZON GROUP PROPERTIES, INC.
-------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                                    N/A
-------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  (X)   No fee required.
  ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total Fee paid:

( ) Fee paid previously with preliminary materials.


( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:________________________________

        (2)      Form, Schedule or Registration Statement No.:__________

        (3)      Filing Party:__________________________________________

        (4)      Date Filed:____________________________________________




         On May 1, 2001, Horizon Group Properties, Inc. intends to issue the following press release:

                                 [Company Logo]


FOR IMMEDIATE RELEASE                 CONTACT:   David Tinkham
                                                 Chief Financial Officer
                                                 Horizon Group Properties, Inc.
                                                 (312) 917-4288


                          HORIZON GROUP PROPERTIES
                   GRANTED MOTION FOR EXPEDITED DISCOVERY

         (CHICAGO, ILLINOIS - MAY 1, 2001) - Horizon Group Properties, Inc. ("HGP") (NASDAQ: HGPI), an owner, operator and developer of factory outlet and power centers, today announced that, at a hearing on April 30, 2001, the Federal district court in Chicago, Illinois denied Horizon's motion for a temporary restraining order against Robert M. Schwartzberg (Washington, DC), John C. Loring (Chicago, Illinois) and Howard M. Amster (Beachwood,
OH). The Federal court, however, granted HGP's motion for expedited discovery in the case, ordering that the discovery be mutual, and directed the parties to confer to set a date for a hearing on Horizon's motion for preliminary injunction against the defendants on its claims that the defendants, among other things, have made false and misleading statements in their solicitation materials in connection with the purported nominations of Mr. Schwartzberg and Mr. Loring as nominees for election to HGP's board of directors at HGP's upcoming annual meeting on May 8, 2001.

         Based in Chicago, Illinois, Horizon Group Properties, Inc. owns 11 factory outlet centers and one power center in 9 states totaling more than
2.5 million square feet.

                                    ###

         Safe Harbor Statement: The statements contained herein, which are not historical facts, are forward-looking statements which, by their nature, involve known risks, uncertainties and other factors which may cause the actual outcome of the aforesaid litigation to be materially different from any future results that might be implied by such statements. For further information on factors which could impact the Company and the statements contained herein, reference is made to the Company's filings with the Securities and Exchange Commission.